UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2017 (August 17, 2017)

BTHC X, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52237	20-5456047
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1st Floor, Chapel House 1-3 Chapel Street Guildford, Surrey GU1 3UH England
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 (0) 1483 443000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 17, 2017 (the “Closing Date”), BTHC X Inc. (the “Company”) and its wholly-owned subsidiaries, iOra Software Limited and iOra Inc. (collectively, the “Borrower”) entered into a Loan and Security Agreement (the “Loan Agreement”) with Moriah Software Management LP (the “Lender”).

Pursuant to the Loan Agreement, the Company borrowed (the “Loan”) $2.2 million (the “Initial Draw”) from the Lender as of the Closing Date, and may be eligible to borrow up to an additional $1.3 million in two tranches of $300,000 and $1 million each contingent upon achievement of certain conditions, including: (i) in the case of the first tranche, representing the second potential draw under the Loan Agreement (the “Second Draw”), no occurrence of an event of default and lock-box agreements having been fully executed in in full force and effect no later than September 15, 2017, (ii) in the case of the Second Draw and the second tranche, representing the third potential draw under the Loan Agreement (the “Third Draw”), satisfying all of the following financial covenants: (a) a fixed charge coverage ratio on a consolidated basis of not less than 1.2:1.0 for the preceding twelve-month period, as measured quarterly as of the last day of each calendar quarter during the term of the Loan Agreement (the “Term”), (b) a funded debt to EBITDA on a consolidated basis of not greater than 3.2:1.0 for the preceding twelve-month period, as measured quarterly as of the last day of each calendar quarter during the Term, (c) minimum monthly gross revenues of not less than ninety five percent (95%) of the projected monthly plan provided by Borrower to Lender prior to the date of the Loan Agreement, as measured monthly as of the last day of each month during the Term, (d) minimum monthly EBITDA of not less than ninety five percent (95%) of the projected monthly plan provided by Borrower to Lender prior to the date of the Loan Agreement, as measured monthly as of the last day of each month during the Term, and (e) at all times during the Term, a minimum of $2.2 million in regularly scheduled payments to Borrower under the Maintenance Contracts over the next 365 consecutive days after the date of the Loan Agreement.

The Borrower utilized $700,000 of the Initial Draw to repay a portion of indebtedness of the Borrower to Stocksfield Limited (the “Stocksfield Loan”), pay tax liens of approximately $220,000, pay closing expenses related to the Loan. The Borrower intends to use the remainder of the Initial Draw of approximately $1.8 million for general corporate purposes and working capital. Use of proceeds for the Second Draw and Third Draw will be subject to approval by the Lender; provided however, Borrower will be permitted to use $450,000 of the proceeds from the Second Draw and Third Draw to fund a portion of the Stocksfield Loan if Borrower is in compliance with its financial covenants under the Loan Agreement.

The Loan Agreement has a two-year term. Interest on the unpaid principal balance of the Loan (the “Term Loan Interest Rate”) will be computed on the basis of the actual number of days elapsed and a year of 360 days and shall accrue on the outstanding principal balance of the Term Loan at an annual rate equal to the greater of (i) the sum of (A) the “Prime Rate” as reported in the “Money Rates” column of The Wall Street Journal, adjusted as and when such Prime Rate changes, plus (B) Seven and One Quarter Percent (7.25%), or (ii) Eleven Percent (11.0%). Interest is payable monthly in accordance with the provisions of the Term Loan Note. Following and during the continuation of an event of default, interest on the unpaid principal balance of the Loan will accrue at a rate equal to five percent (5%) in excess of the Term Loan Interest Rate, adjusted as and when such Term Loan Interest Rate changes (the “Default Interest Rate”).

The Borrower has agreed under the Loan Agreement to deposit all proceeds of the Borrower’s sales and all other proceeds of accounts and other collateral by account debtors in lockbox accounts with proceeds directed to Lender and deposited in an account at a financial institution selected by Lender. The lockbox systems will remain in place until unless the Lender directs otherwise, and will terminate upon the indefeasible repayment in full of the obligations (the “Obligations”) under the Loan Agreement and related loan documents (collectively, the “Loan Documents”). Any payments of principal, interest, fees, costs, expenses and other charges provided for in the Loan Agreement or any other related loan Document that have not been paid to Lender will be added to the principal amount of the Obligations, and shall bear interest at the Default Interest Rate.

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The Borrower may prepay all or a portion of the outstanding principal and accrued unpaid interest under the Loan Agreement at any time upon prior notice to the Lender for any prepayments on or before February 17, 2019 subject to a certain prepayment fees equal to 3% of the outstanding principal balance of the Loan to be prepaid and no prepayment fee thereafter.

As security for its obligations under the Loan Agreement, on the funding date of the Initial Draw, iOra Software Limited entered into agreements, including a pledge and security agreement, a patent and trademark security agreement, a patent and trademark assignment, a stock pledge agreement, and debenture with the Lender whereby the Borrower granted to the Lender a lien on substantially all of its assets including intellectual property.

The Loan Agreement also contains customary affirmative and negative covenants for a credit facility of this size and type, including covenants that limit or restrict the Company’s ability to, among other things (but subject in each case to negotiated exceptions), incur indebtedness, grant liens, merge or consolidate, dispose of assets, make investments, make acquisitions, enter into transactions with affiliates, pay dividends or make distributions, license intellectual property rights.

The Loan Agreement includes customary events of default that include, among other things, non-payment, inaccuracy of representations and warranties, covenant breaches, a change in condition or affairs of the Borrower, cross default to indebtedness or agreements, bankruptcy and insolvency, judgments and a change of control. The occurrence and continuance of an event of default could result in the acceleration of the obligations under the Loan Agreement. Under certain circumstances, a default interest rate of an additional 5% will apply on all outstanding Obligations during the existence of an event of default under the Loan Agreement.

In connection with the Initial Draw on August 17, 2017, the Company issued to the Lender two separate warrants to purchase an aggregate of 424,000 shares of the Company’s common stock (the “Warrants”).  One warrant is exercisable any time, prior to August 17, 2024 at a price of $2.25 per share, with typical provisions for cashless exercise and stock-based anti-dilution protection (the “7-year Warrant”). The 7-year Warrant also includes a put option (the “Put Option”) pursuant to which the holder may sell all or any portion of the 7-year Warrant or the shares underlying the 7-year Warrant (the “7-year Warrant Shares”) for which the 7-year Warrant has been exercised (the “Put Interest”) to the Company for a total purchase price $863,100, pro-rated for any portion thereof, representing a purchase price of $3.15 per 7-year Warrant Share, subject to adjustment as set forth herein (the “Put Price”). The Put Option may be exercised at any time and, if for a portion thereof, from time to time, during the thirty-day period (the “Put Period”) commencing on the earliest of (1) the date of prepayment in full of the Term Loan (as defined in the Loan Agreement); (2) the date of Lender’s (as defined in the Loan Agreement) acceleration of the Obligations following an event of default which is not cured within any applicable grace period under the Loan Documents (which acceleration right shall not be waived if not exercised following a prior event of default), or (3) July 15, 2019, and ending on the last day of the applicable Put Period (the “Expiration Date”). If not exercised by the Expiration Date, the Put Option shall terminate and will be of no further force or effect. The second warrant is exercisable any time, prior to August 17, 2026 at a price of $4.00 per share, with typical provisions for cashless exercise and stock-based anti-dilution protection (the “9-year Warrant”). The exercise of the Warrants could have a dilutive effect to the Company’s common stock to the extent that the market price per share of the Company’s common stock, as measured under the terms of the Warrants, exceeds the exercise price of the Warrants.

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In addition, the Company’s chief executive officer, Mark Thompson, entered into a Validity Guaranty, pursuant to which Mr. Thompson has guaranteed the Obligations of the Borrower under the Loan Agreement and Loan Documents.

The foregoing description of the Loan Agreement and the Loan Documents is only a summary of its material terms and does not purport to be complete. Copies of the Loan Agreement, the Loan Documents, the form of 7-year Warrant, the form of 9-year Warrant and the Validity Guaranty are attached as Exhibits 10.1 through 10.7, to this Current Report on Form 8-K and are incorporated herein by reference. The Loan Agreement is not intended to be a source of factual, business or operational information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Loan Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Accordingly, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Loan Agreement and Loan Documents is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

4.1	Form of 7-year Warrant

4.2	Form of 9-year Warrant

10.1	Loan and Security Agreement, dated August 17, 2017, among the Borrower and the Lender.

10.2	Secured Promissory Note, dated August 17, 2017.

10.3	Validity Guaranty, dated August 17, 2017.

10.4	Patent and Trademark Security Agreement, dated August 17, 2017.

10.5	Securities Issuance Agreement, dated August 17, 2017.

10.6	Pledge and Security Agreement, dated August 17, 2017.

10.7	Debenture by and between iOra Software Limited and the Lender, dated August 17, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K, the press release included herein, the upcoming presentation referenced in such press release, and any statements of representatives and partners of the Company related thereto, contain, or may contain, among other things, certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation, the impact of the Company's new Loan described herein) may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 23, 2017	BTHC X, INC.

	By:	/s/ Mark Thompson
		Name:	Mark Thompson
		Title:	Chairman of the Board, President and Chief Executive Officer

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